Exhibit 99.1

ISONICS CORPORATION ANNOUNCES STRATEGIC INITIATIVES FOR FISCAL YEAR 2005

GOLDEN, CO (April 26, 2004) – Isonics Corporation (NASDAQ: ISON), a leader in the development of isotopically engineered semiconductor materials, a supplier of silicon-on-insulator (SOI) wafers and isotopes for life sciences and health care applications announced today its Strategic Initiatives for its 2005 fiscal year. The announcement was made by James E. Alexander, chairman, president and CEO of Isonics.

Mr. Alexander stated, “With our year-end coming to a close on April 30, and Isonics’ strategic plan successfully being executed, we are enthusiastically announcing our strategic initiatives – which outline what we believe to be a compelling vision for the future of the company - for the upcoming 2005 fiscal year.”

During FY 2004 we successfully:

•                  Solidified our life sciences segment by signinglong-term supply agreements with existing and new customers for oxygen-18 and extending the joint production agreement with our Russian supplier, Global Scientific Technologies.

•                  Further developed our silicon-on-insulator (SOI) wafer manufacturing processes and signed a letter-of-intent to acquire the silicon wafer manufacturing business and related assets from EnCompass Materials Group Ltd. (EMG) of Vancouver, Washington, where (if we complete the acquisition) we plan to implement that SOI technology in high volume manufacturing.

•                  Made significant advances with high thermal conductivity silicon-28 in customer evaluations, one of which may lead to our first commercial win

•                  Received a U.S. patent for isotopically engineered wafers, “Semiconductor Wafers with Integrated Heat Spreading Layer”

•                  Solidified our position in the homeland security market through the Company’s subsidiary IUT Detection Technologies and its advanced neutron-based technology for detection of explosives and chemical/biological agents

•                  Raised over $5.5 million in equity financing which has positioned the Company for boldly executing our strategic initiatives

Strategic Initiative 1 – Commitment to Grow the Life Sciences Segment

Our Life Sciences segment, which serves the healthcare industry by providing products for the imaging and treatment of cancer, is a solid business.  Our leading product is Oxygen-18 ,which is the essential raw material that supports the fast growing positron emission tomography (PET) imaging technology.  This business, while solid, has shown growth only commensurate with the industry.  In fiscal 2005, we will begin executing plans that, we believe, will triple segment revenues within three years while generating improved gross margins.

We will do this by executing plans to broaden our product offerings and by vertically integrating, either forward or backward or both, to add value to our products and better serve our customers.  Related to this will be the diversification of isotope supply, which now is exclusively from the former Soviet Union, but will be expanded to European and North American sources as well.  However, we will continue to seek those new isotope products from Russia that also complement the objectives of this strategic initiative.

Strategic Initiative 2 – Invest in Silicon-28 Commercialization:

Isotopically-pure silicon-28 has superior thermal properties compared to normal silicon.  As heat is becoming an ever-increasing problem to chip designers, silicon-28 is attracting more and more interest.  Customers are beginning to see meaningful temperature benefits in actual products made from Isonics’ supplied silicon-28 epitaxial wafers.  It appears that the more silicon-28 built into a wafer, the larger the thermal benefit obtained.

Isonics believes that silicon-28 wafer can be sold at a substantial premium to the price of a normal silicon wafer silicon-28 and still be a commercial success.  However, pricing will dictate the amount of market that we may penetrate.  Therefore, Isonics will institute a silicon-28 cost reduction strategic initiative.  We will invest in commercializing a promising new isotope enrichment technology as well as improving the economics of the mature gas centrifuge technology, which presently provides our silicon-28.  We will also look at ways to improve the efficiency of deposition of epitaxial silicon-28.  Doubling the efficiency from the industry typical 10% to 20% by process and equipment innovations would reduce our cost by 50%.  To the extent we are successful in reducing costs, our market penetration and profitability will be greatly influenced.

Strategic Initiative 3 – Silicon-on-Insulator Wafer Manufacturing:

Isonics’ leadership position in its market segments is not only dependent upon superior materials, but the processes used to manufacture products, particularly in the price-sensitive semiconductor market.

Last month, we announced that we signed a letter of intent to acquire the silicon wafer manufacturing business and related assets from EnCompass Materials Group Ltd. (EMG) of Vancouver, Washington.  EMG manufactures silicon test wafers and provides wafer re-cycling services for leading semiconductor manufacturers.  We want to acquire this company to exploit its people and manufacturing systems to produce higher margin SOI wafers using Isonics’ developed intellectual property, such as our Sigma I process that is capable of transferring silicon layers only tens’ of nanometers in thickness.

With this ISO-qualified manufacturing facility under our control, we can then confidently accept large commercial orders, which we now routinely decline.  Growth of revenues in the segment will play a major role in driving the overall company toward profitability this fiscal year.

Strategic Initiative 4 – Homeland Security – Neutron Detection Technology:

Isonics, through its IUT Detection Technologies subsidiary, has been quietly promoting its technology for neutron-based detection technology that we believe is useful for identification of explosive and chemical and biological agents.  In fiscal 2005 we are committed to actualizing the value of this technology to our shareholders.  We are pursuing strategic relationships from leading industry participants, as well as direct financial investments into the subsidiary.  No specific plan has been established at this time, but management is dedicated in fiscal 2005 to completing one or more transactions that will provide the financial and personnel resources necessary to bring this technology to the commercial level.

Summary

Isonics is a diverse technology company, with burgeoning opportunities in semiconductors, pharmaceuticals, and homeland security.  Much of our technology portfolio is based on nanotechnology processes or are enablers for the manufacture of nanotechnology devices.  Our motto – “building businesses one atom at a time” – is reflective of this.

Mr. Alexander continued: “We are extraordinarily enthusiastic about our early successes and the numerous milestones we have achieved to date.  Most importantly, Isonics looks forward to substantial growth in revenues, earnings and, ultimately, in shareholder value.”

About Isonics Corporation

Isonics Corporation is divided into two segments: (1) Isonics Semiconductor and (2) Isonics Life Sciences.  Isonics is a world leader in isotopically engineered materials and through its semiconductor division produces isotopically pure silicon-28 chemicals and wafers for the semiconductor industry. Through advances in nanotechnology, the Company is also focused on research and development opportunities for further, value-added product and application development. Isonics’ Life Sciences division markets and sells stable isotopes for the health care industry such as carbon-13 for diagnostic breath tests and drug design, and radioisotopes and stable isotopes, such as oxygen-18 for positron emission tomography (PET) imaging. Stable isotopes can be thought of as ultra pure materials.  This high degree of purification provides enhanced properties as compared to natural materials. Additional information may be obtained at the Company’s Web site at http://www.isonics.com.

Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. Other important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s 10-KSB for the year ended April 30, 2003, and its quarterly report on Form 10-QSB for the nine months ended January 31, 2004, both as filed with the Securities and Exchange Commission, which include the Company’s cash flow difficulties, dependence on significant customers, and rapid development of technology, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in the Company’s filings with the Securities and Exchange Commission.

Contacts:

Investor Relations:

Randall Lewis

Senior Vice President

Trilogy Capital Partners, Inc.

randy@trilogy-capital.com

800.342.1467

Company:

James Alexander

President

Isonics Corporation

303.279.7900